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Exhibit 10.3.3

THIRD AMENDMENT

        THIS THIRD AMENDMENT, dated as of August 18, 2003 (this "Amendment"), is among ADVANSTAR COMMUNICATIONS INC., a New York corporation (the "Borrower"), ADVANSTAR, INC., a Delaware corporation ("Holdco") and the LENDERS (as defined below) signatories hereto.

W I T N E S S E T H:

        WHEREAS, the Borrower, various financial institutions from time to time parties thereto (collectively, the "Lenders"), Credit Suisse First Boston (as successor in interest to DLJ Capital Funding, Inc.), as Lead Arranger and Syndication Agent, Fleet National Bank, as Administrative Agent, and Barclays Bank PLC, as Documentation Agent, are parties to the Amended and Restated Credit Agreement, dated as of November 7, 2000 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement");

        WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as more specifically set forth herein; and

        WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "Credit Agreement");

        NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

PART I
DEFINITIONS

        SUBPART 1.1.    Certain Definitions.    The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

          "Amendment" is defined in the preamble.

          "Borrower" is defined in the preamble.

          "Credit Agreement" is defined in the third recital.

          "Existing Credit Agreement" is defined in the first recital.

          "Holdco" is defined in the preamble.

          "Lenders" is defined in the first recital.

          "Senior Notes" means the notes issued pursuant to the Senior Notes Indenture.

          "Senior Notes Indenture" means the Indenture among the Borrower, the Guarantors party thereto and the Senior Notes Trustee, pursuant to which the Senior Notes are issued, substantially in the form attached hereto as Exhibit K.

          "Senior Notes Trustee" means the "Trustee" as defined in the Senior Notes Indenture.

          "Third Amendment Effective Date" is defined in Subpart 3.1.

        SUBPART 1.2.    Other Definitions.    Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

PART II
AMENDMENTS TO THE
EXISTING CREDIT AGREEMENT

        Subject to the terms of Part III, effective on the Third Amendment Effective Date the Existing Credit Agreement and the Holdco Guaranty and Pledge Agreement are hereby amended in accordance with this Part.

        SUBPART 2.1.    Amendments to Article I.    Article I of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.1.1 through 2.1.7.

        SUBPART 2.1.1.    Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical order:

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of August 18, 2003, among the Syndication Agent, the Administrative Agent, the Senior Notes Trustee and the Obligors party thereto, substantially in the form attached hereto as Exhibit J, as amended, supplemented, amended and restated or otherwise modified from time to time.

          "New Permitted Senior Debt" means Permitted Senior Debt of the Borrower (i) the net proceeds of which are used to (x) refinance, repay, repurchase or defease (including legal defeasance and covenant defeasance), in whole or in part, outstanding Permitted Senior Debt, Existing Senior Subordinated Notes, New Senior Subordinated Notes or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2, (y) voluntarily repay Revolving Loans in accordance with clause (a) of Section 3.1.1 (and, in connection with any such voluntary repayment, the Revolving Loan Commitment Amount is permanently reduced by an aggregate amount equal to such voluntary repayment), and (z) pay related fees and expenses (provided, however, that the proceeds of such New Permitted Senior Debt may beheld in escrow and pledged to secure such Permitted Senior Debt pending application thereof as provided in this clause (i)), (ii) that has no scheduled payments of principal prior to the date six months after the Stated Maturity Date of the Revolving Loans (other than amortization payments in amounts not to exceed 1% per annum) and (iii) that has customary public market covenants, events of default and other terms and conditions or other covenants, events of default and other terms and conditions reasonably satisfactory to the Syndication Agent; provided, however, that the aggregate principal amount of the New Permitted Senior Debt shall not exceed the redemption, refinancing, repayment or repurchase price or defeasance cost of the outstanding Permitted Senior Debt, Existing Senior Subordinated Notes, New Senior Subordinated Notes or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2 redeemed, refinanced, repaid, repurchased or defeased with the proceeds thereof, all accrued interest and premium paid on such outstanding Permitted Senior Debt, Existing Senior Subordinated Notes, New Senior Subordinated Notes or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2 in connection with any such redemption, refinancing, repayment, repurchase or defeasance and all fees and expenses incurred in connection with any of the foregoing.

          "Permitted Senior Debt" means the Indebtedness evidenced by the Senior Notes and additional senior debt issued by the Borrower and having customary public market covenants, events of default and other terms and conditions or other covenants, events of default and other terms and conditions reasonably satisfactory to the Syndication Agent; provided that the sum (without duplication) of (i) the aggregate original principal amount of Senior Subordinated Debt (other than Existing Senior Subordinated Notes and New Senior Subordinated Notes, if any) plus (ii) the aggregate original principal amount of Permitted Senior Debt (other than Senior Notes and New Permitted Senior Debt) shall not exceed $170,000,000 during the term of this Agreement.

          "Permitted Senior Debt Documents" means the Senior Notes Indenture, the Senior Notes, any notes evidencing additional Permitted Senior Debt and all other instruments, agreements or other documents evidencing or governing any Permitted Senior Debt or pursuant to which any Permitted Senior Debt is issued or pursuant to which a Lien is granted securing any such Permitted Senior Debt.

          "Sale Leaseback Transaction" is defined in Section 7.2.14.

          "Senior Notes" means the notes issued pursuant to the Senior Notes Indenture.

          "Senior Notes Indenture" means the Indenture among the Borrower, the Guarantors party thereto and the Senior Notes Trustee, pursuant to which the Senior Notes are issued, substantially in the form attached hereto as Exhibit K, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.16.

          "Senior Notes Trustee" means the "Trustee" as defined in the Senior Notes Indenture.

          "Third Amendment" means the Third Amendment to this Agreement, dated as of August 18, 2003, among the Borrower, Holdco and the Lenders parties thereto.

          "Third Amendment Effective Date" is defined in Subpart 3.1 of the Third Amendment.

        SUBPART 2.1.2.    The definition of "Change of Control" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by (i) deleting the word "or" at the end of clause (b) thereof and (ii) adding, following clause (c) thereof, a new clause (d) to read in its entirety "or (d) the occurrence of a "Change of Control" or similar term (in each case, as defined in any Permitted Senior Debt Document or Senior Subordinated Debt Document)".

        SUBPART 2.1.3.    The definition of "Net Debt Proceeds" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the parenthetical "(other than clause (j) thereof)" immediately following the occurrence of the expression "Section 7.2.2" contained therein.

        SUBPART 2.1.4.    The definition of "New Senior Subordinated Notes" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by (i) adding, at the end of clause (i)(x) thereof, the expression ", Permitted Senior Debt or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2", (ii) adding, following the expression "clause (a) of Section 3.1.1" at the end of clause (y) thereof, the parenthetical phrase "(and, in the connection with any such repayment of Revolving Loans, the Revolving Loan Commitment Amount is permanently reduced by an aggregate amount equal to such repayment)", (iii) replacing the expression "Term-B" in clause (ii) thereof with the expression "Revolving" and (iv) adding, following each occurrence of the expression "Existing Senior Subordinated Notes" occurring in the proviso thereto, the expression "and/or Permitted Senior Debt and/or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2".

        SUBPART 2.1.5.    The definition of "Permitted Acquisition" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by (i) replacing the word "and" that appears after the word "institutions" in the parenthetical phrase in clause (g) thereof with a comma and (ii) adding, at the end of such parenthetical phrase, the expression "and Liens permitted under clause (q) of Section 7.2.3".

        SUBPART 2.1.6.    The definition of "Revolving Loan Commitment Amount" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the amount "$80,000,000" with the amount "$60,000,000".

        SUBPART 2.1.7.    The definition of "Senior Subordinated Debt" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Senior Subordinated Debt" means the Indebtedness evidenced by the Existing Senior Subordinated Notes, the Bridge Notes, if any, the New Senior Subordinated Notes, if any, and additional unsecured senior subordinated debt issued by the Borrower and having customary public market covenants, events of default or other terms and conditions or other covenants, events of default and other terms and conditions reasonably satisfactory to the Syndication Agent; provided that the sum (without duplication) of (i) the aggregate original principal amount of the Senior Subordinated Debt (other than Existing Senior Subordinated Notes and New Senior Subordinated Notes, if any) plus (ii) the aggregate original principal amount of the Permitted Senior Debt (other than Senior Notes and New Permitted Senior Debt) shall not exceed $170,000,000 during the term of this Agreement.

        SUBPART 2.2.    Amendment to Article II.    Article II of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.2.1 and 2.2.2.

        SUBPART 2.2.1.    Clause (b) of Section 2.2.1 of the Existing Credit Agreement is hereby amended by inserting the parenthetical "(solely with respect to Net Disposition Proceeds)" immediately after the expression "clause (c) of Section 3.1.1".

        SUBPART 2.2.2.    Section 2.2.2 of the Existing Credit Agreement is hereby amended by replacing the expression "Revolving Loan Commitment Termination Date" contained in the first sentence thereof with the expression "the Third Amendment Effective Date".

        SUBPART 2.3.    Amendments to Article III.    Article III of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.3.1 and 2.3.2.

        SUBPART 2.3.1.    Clause (b) of Section 3.1.2 of the Existing Credit Agreement is hereby amended by adding, at the end of the first sentence thereof, the following:

  ; provided, however, that, with respect to any such prepayment pursuant to clause (c) of Section 3.1.1 with Net Debt Proceeds from the issuance of the first $360,000,000 aggregate principal amount of Senior Notes, such prepayment shall be applied (x) first, to the prepayment in full of the outstanding principal amount of, and all interest accrued on, all Term-A Loans, (y) second, to the prepayment of Term-B Loans in an amount sufficient to reduce the aggregate outstanding principal amount of all Term-B Loans to $25,000,000 and to pay accrued interest on the Term-B Loans so prepaid, and (z) third, to the extent any Net Debt Proceeds of Senior Notes remain, to a prepayment of outstanding Revolving Loans

        SUBPART 2.3.2.    Clause (c)(i) of Section 3.1.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

        (i)    except as provided in the proviso to the first sentence of clause (b) of this Section 3.1.2, on a pro rata basis, to the outstanding principal amount of all remaining Term-A Loans and Term-B Loans and

        SUBPART 2.4.    Amendments to Article VII.    Article VII of the Existing Credit Agreement is hereby amended as set forth in Subparts 2.4.1 through 2.4.12.

        SUBPART 2.4.1.    Section 7.2.2 of the Existing Credit Agreement is hereby amended by (i) deleting from subclause (ii)(B) of clause (e) thereof the expression "in any event", (ii) deleting the "and" at the end of clause (i) thereof, (iii) inserting clauses (j) and (k) (located below) after such clause (i), (iv) re-lettering the existing clause (j) thereof as clause (l), and (v) replacing the expression "(j)" in the proviso at the end of such Section with the expression "(l)".

        (j)    Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $400,000,000 and any guarantees by Subsidiary Guarantors of such Indebtedness;

        (k)   Indebtedness of the Borrower in respect of Permitted Senior Debt (other than Senior Notes) and guarantees by Subsidiary Guarantors of such Indebtedness; provided, however, that with respect to the issuance of any Permitted Senior Debt (other than Senior Notes and New Permitted Senior Debt) after the Third Amendment Effective Date, (i) prior to the issuance thereof, no Default shall have been occurred and be continuing, (ii) after giving pro forma effect to such issuance, (A) no Default shall have occurred and be continuing (with the covenants contained in Section 7.2.4 hereof computed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements shall have been delivered pursuant to clause (a) or (b) of Section 7.1.1 and, where applicable, as if such issuance had occurred on the first day of each relevant period for testing such compliance) and (B) the Leverage Ratio shall not exceed 6.00:1, and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer certifying as to the matters specified in clauses (i) and (ii) above, together with copies of all documentation entered into by the Borrower or any Subsidiary Guarantor in connection with such issuance; and

        SUBPART 2.4.2.    Section 7.2.3 of the Existing Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (p) thereof, (ii) inserting clause (q) (located below) after such clause (p) and (iii) re-lettering existing clause (q) thereof as clause (r).

          (q)   Liens on "Collateral" (as defined in the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement or any Mortgage) securing Indebtedness permitted under clause (j) or (k) of Section 7.2.2; provided that such Liens are subject to the Intercreditor Agreement; and

        SUBPART 2.4.3.    Section 7.2.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

        SECTION 7.2.4.    Fixed Charge Coverage Ratio.    The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than 1.00:1.

        SUBPART 2.4.4.    Section 7.2.5 of the Existing Credit Agreement is hereby amended by (i) inserting the expression "prior to the Third Amendment Effective Date" immediately after the expression "Investments made" in the first line of clause (n) thereof, (ii) inserting the parenthetical "(or unless such Investments were made to Advanstar.com and are in an amount not to exceed $30,000,000 in the aggregate)" at the end of subclause (ii) of clause (n) thereof, (iii) replacing the reference to the amount "$30,000,000" with the amount "$50,000,000" in clause (q) thereof and (iv) replacing the expression "clause (a) or (c)" in clause (r) thereof with the expression "clause (a), (c) or (e)".

        SUBPART 2.4.5.    Clause (b) of Section 7.2.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (b)   the Borrower will not, and will not permit any Restricted Subsidiary to, (i) directly or indirectly make any payment or prepayment of principal of, or make any payment of interest on, any Senior Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the Senior Subordinated Debt Documents or which would violate the subordination provisions of such Senior Subordinated Debt, (ii) redeem, purchase or defease any Senior Subordinated Debt or (iii) make any voluntary payment or prepayment of principal of, or make any voluntary prepayment of interest on, or voluntarily redeem, purchase or defease, any Permitted Senior Debt unless, in the case of this clause (iii), immediately after giving effect to any such payment, prepayment, redemption, purchase or defeasance, (x) there shall be no Revolving

  Loans outstanding and (y) the Revolving Loan Commitment Amount shall have been permanently reduced to an amount not to exceed $40,000,000.

        SUBPART 2.4.6.    The lead-in to clause (c)(iii) of Section 7.2.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (iii)  so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) immediately after giving effect to any such Restricted Payment, all or a portion of which consists of cash, the sum of (i) cash and Cash Equivalent Investments owned by the Borrower and the Subsidiary Guarantors (neither of which is subject to any Lien, other than Liens permitted by clauses (d) and (g) of Section 7.2.3, Liens constituting "bankers' liens", whether arising under common law or by statute in favor of depositary institutions, Liens in favor of the Secured Parties pursuant to a Loan Document and Liens permitted under clause (q) of Section 7.2.3) plus (ii) the unutilized and available amount under the Revolving Loan Commitment Amount, shall be equal to or excess of $15,000,000, of which no less than $10,000,000 shall be reflected by the unutilized and available amount under the Revolving Loan Commitment Amount and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent certifying as to clauses (C)(iii)(A) and (B) above,

        SUBPART 2.4.7.    Section 7.2.6 is hereby further amended by (i) adding the expression ", Permitted Senior Debt or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2" after the first occurrence of the expression "New Senior Subordinated Notes" in clause (f) thereof, (ii) deleting the word "and" at the end of clause (g) thereof, (iii) replacing the period at the end of clause (h) thereof with the expression "; and" and (iv) adding, following clause (h) thereof, a new clause (i) to read in its entirety as follows:

            (i)  the Borrower may redeem, repay or repurchase Permitted Senior Debt, Existing Senior Subordinated Notes, New Senior Subordinated Notes or other Senior Subordinated Debt permitted under clause (e) of Section 7.2.2 with the proceeds of New Permitted Senior Debt.

        SUBPART 2.4.8.    Section 7.2.8 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with the expression "; and" and (iii) adding, following such clause (d), a new clause (e) to read in its entirety as follows:

    (e)    Advanstar IH or Advanstar.com may merge with or into the Borrower or any Subsidiary Guarantor so long as the survivor of such merger is the Borrower or a Subsidiary Guarantor.

        SUBPART 2.4.9.    Section 7.2.9 of the Existing Credit Agreement is hereby amended by (i) deleting the comma at the end of subclause (i) of clause (c) thereof, (ii) deleting subclause (ii) of clause (c) thereof (other than the word "and" at the end thereof) in its entirety, (iii) re-lettering existing subclause (iii) of clause (c) thereof as subclause (ii), (iv) deleting the word "or" at the end of clause (d) thereof, (v) replacing the period at the end of clause (e) thereof with the expression "; or" and (vi) adding, following clause (e) thereof, a new clause (f) to read in its entirety "(f) such Disposition is made pursuant to a Sale-Leaseback Transaction permitted under Section 7.2.14."

        SUBPART 2.4.10.    Section 7.2.14 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

    The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement or arrangement with any other Person (a "Sale Leaseback Transaction") providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary except for Sale Leaseback Transactions relating to assets the fair market value of which, in the aggregate over the term of this Agreement, does not exceed $15,000,000.

        SUBPART 2.4.11.    Section 7.2.15 of the Existing Credit Agreement is hereby amended by inserting "other than Indebtedness described in clause (j) of Section 7.2.2 and" at the beginning of the first parenthetical contained therein.

        SUBPART 2.4.12.    Article VII of the Existing Credit Agreement is hereby further amended by inserting the following Section at the end thereof:

        SECTION 7.2.16.    Modification of Permitted Senior Debt Documents.    The Borrower will not, and will not permit any Restricted Subsidiary to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Permitted Senior Debt Document or any schedules, exhibits or agreements related thereto, in each case which would materially adversely affect the rights or remedies of the Lenders or any Obligor's ability to perform under any Loan Document or which would increase the principal amount of, or increase the interest rate on, or add or increase any fee (other than a one-time consent fee payable in connection with such amendment, amendment and restatement waiver or other modification) with respect to the Indebtedness evidenced by such Permitted Senior Debt Document, advance any dates upon which payments of principal or interest are due thereon, add any mandatory payments or prepayments or mandatory redemptions with respect to principal of, or interest on, such Permitted Senior Debt or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of its Restricted Subsidiaries.

        SUBPART 2.5.    Amendment to Exhibits to Existing Credit Agreement.    The Exhibits to the Existing Credit Agreement are hereby amended by (i) replacing "Exhibit E" thereto in its entirety with Exhibit E hereto, (ii) attaching Exhibit J and Exhibit K hereto as "Exhibit J" and "Exhibit K" thereto and (iii) revising the table of contents of the Existing Credit Agreement to reflect the changes in clause (ii) hereof.

        SUBPART 2.6.    Amendment to Holdco Guaranty and Pledge Agreement.    The Holdco Guaranty and Pledge Agreement is hereby amended by adding, at the end of clause (a) of Section 5.9 thereof, the following expression:

    ; provided that (i) Pledgor may cause or permit Advanstar IH and any of its Subsidiaries (x) to be liquidated or (y) to enter into any transaction permitted under clause (e) of Section 7.2.8 of the Credit Agreement and (ii) Pledgor may contribute the Capital Stock of, or any assets of, Advanstar IH or any of its Subsidiaries to the Borrower or any of its Subsidiaries.

PART III
CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1.    Effectiveness Conditions.    This Amendment shall become effective on the date (the "Third Amendment Effective Date") when each of the conditions set forth in this Part have been satisfied. The Administrative Agent shall provide written notice to the Borrower of the occurrence of the Third Amendment Effective Date promptly following the occurrence thereof.

        SUBPART 3.1.1.    Executed Counterparts.    The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, Holdco, Lenders holding at least a majority of the aggregate principal amount of Term-B Loans outstanding and Lenders holding at least a majority of the Revolving Loan Commitments.

        SUBPART 3.1.2.    Pledge Agreements.    The Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreements shall be amended and restated in form and substance satisfactory to the Administrative Agent to reflect revisions made to Article 9 of the UCC since the Closing Date and the Administrative Agent shall have received counterparts of each such Pledge Agreement, duly executed and delivered by each party thereto.

        SUBPART 3.1.3.    Intercreditor Agreement.    The Administrative Agent shall have received counterparts of an Intercreditor Agreement duly executed and delivered by itself, the Syndication Agent, the Senior Notes Trustee and the Obligors party thereto, in form and substance reasonably satisfactory to the Administrative Agent.

        SUBPART 3.1.4.    Third Amendment Effective Date Certificate.    The Administrative Agent shall have received a Third Amendment Effective Date Certificate, dated the Third Amendment Effective Date, in form and substance satisfactory to the Administrative Agent and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date.

        SUBPART 3.1.5.    Affirmation and Consent.    The Administrative Agent shall have received an Affirmation and Consent, dated as of the Third Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each of the Obligors other than the Borrower.

        SUBPART 3.1.6.    Fees and Expenses.    The Administrative Agent shall have received all fees and expenses due under Section 10.3 of the Existing Credit Agreement in connection with the negotiation, preparation, execution and delivery of this Amendment.

        SUBPART 3.1.7.    Repayment of Loans.    The Administrative Agent shall have received evidence satisfactory to it that contemporaneously with the effectiveness of this Amendment and the issuance of the Senior Notes, the Net Debt Proceeds of the issuance of the Senior Notes shall be applied (i) to repay in full all outstanding principal of, and interest on, the Term-A Loans; (ii) to repay in full the outstanding principal of the Term-B Loans in excess of $25,000,000; (iii) to repay all accrued interest on the principal amount of the Term-B Loans so repaid; and (iv) to the extent not applied as set forth in clauses (i) through (iii) above, to repay outstanding Revolving Loans.

PART IV
MISCELLANEOUS PROVISIONS

        SUBPART 4.1.    Cross-References.    References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

        SUBPART 4.2.    Loan Document Pursuant to Existing Credit Agreement.    This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

        SUBPART 4.3.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SUBPART 4.4.    Full Force and Effect; Limited Amendment.    Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

        SUBPART 4.5.    Governing Law.    THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

        SUBPART 4.6.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        SUBPART 4.7.    Representations and Warranties.    In order to induce the Lenders to execute and deliver this Amendment the Borrower hereby represents and warrants to the Lenders that both before and after giving effect to this Amendment, all of the statements set forth in Section 5.2.1 (other than clause (b) of such Section) of the Existing Credit Agreement are true and correct.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

ADVANSTAR COMMUNICATIONS INC.
By:	/s/ DAVID W. MONTGOMERY David W. Montgomery Title: VP-Finance, CFO & Secretary
ADVANSTAR, INC.
By:	/s/ DAVID W. MONTGOMERY David W. Montgomery Title: VP-Finance, CFO & Secretary
1888 Fund, Ltd.
By:	/s/ KAITLIN TRINH Kaitlin Trinh Title: Fund Controller
Addison CDO, Limited (#1279) By: Pacific Investment Management Company LLC, as its Investment Advisor
By:	/s/ MOHAN V. PHANSALKAR Mohan V. Phansalkar Executive Vice President
AIMCO CDO SERIES 2000-A [INSERT NAME OF LENDER]
By:	/s/ Title:
By:	/s/
AIMCO CLO SERIES 2001-A [INSERT NAME OF LENDER]
By:	/s/ Title:
By:	/s/

APEX (Trimaran) CDO I, LTD: By Trimaran Advisors, L.L.C.
By:	/s/ DAVID M. MILLISON David M. Millison Title: Managing Director
AMMC CDO II, LIMITED By: American Money Management Corp., as Collateral Manager
[INSERT NAME OF LENDER]
By:	/s/ Title: Sr. V. P.
ARES Leveraged Investment Fund II, L.P. By: ARES Management II, L.P. Its: General Partner
By:	/s/ SETH J. BRUFSKY Name: Seth J. Brufsky Title: Vice President

ARES III CLO Ltd. By: ARES CLO Management LLC
By:	/s/ SETH J. BRUFSKY Name: Seth J. Brufsky Title: Vice President
ARES IV CLO Ltd. By: Ares CLO Management IV, L.P., Investment Manager
By: Ares CLO GP IV, LLC, Its Managing Member
By:	/s/ SETH J. BRUFSKY Name: Seth J. Brufsky Title: Vice President
ARES V CLO Ltd. By: Ares CLO Management V, L.P., Investment Manager
By: ARES CLO GP V, LLC, Its Managing Member
By:	/s/ SETH J. BRUFSKY Name: Seth J. Brufsky Title: Vice President
Ares VI CLO Ltd. By: Ares CLO Management VI, L.P., Investment Manager
By: Ares CLO GP VI, LLC, Its Managing Member
By:	/s/ SETH J. BRUFSKY Name: Seth J. Brufsky Title: Vice President
Bingham CDO L.P.
By:	/s/ KAITLIN TRINH Kaitlin Trinh Title: Fund Controller

BRYN MAWR CLO, Ltd. By: Deerfield Capital Management LLC as its Collateral Manager
By:	/s/ DALE BURROW Name: Dale Burrow Title: Senior Vice President
CAPTIVA III Finance Ltd. (Acct. 275), as advised by Pacific Investment Management Company LLC
By:	/s/ DAVID DYER Name: David Dyer Title: Director
CAPTIVA IV Finance Ltd. (Acct. 1275), as advised by Pacific Investment Management Company LLC
By:	/s/ DAVID DYER Name: David Dyer Title: Director

CITIGROUP INVESTMENTS CORPORATION LOAN FUND INC. By Travelers Asset Management International Company, LLC
By:	/s/ WILLIAM M. GARDNER William M. Gardner Title: Investment Officer
COLUMBUS LOAN FUNDING LTD. By Travelers Asset Management International Company, LLC
By:	/s/ WILLIAM M. GARDNER William M. Gardner Title: Investment Officer
CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
By:	/s/ SOVONNA DAY GOINS Sovonna Day Goins Title: Vice President
By:	/s/ DOREEN B. WELCH Doreen B. Welch Title: Associate
Dresdner Bank AG, New York and Grand Cayman Branches
By:	/s/ JANE A. MAJESKI Jane A. Majeski Title: Director
By:	/s/ JAMES M. GALLAGHER James M. Gallagher Title: Director
Fidelity Advisor Series II: Fidelity Advisor Floating Rate High Income Fund (161)
By:	/s/ FRANK X. KNOX Frank X. Knox Title: Assistant Treasurer

FLEET NATIONAL BANK
By:	/s/ LAURA NEENAN Laura Neenan Title: Vice President
FOREST CREEK CLO, Ltd. By: Deerfield Capital Management LLC as its Collateral Manager
By:	/s/ DALE BURROW Name: Dale Burow Title: Senior Vice President
FRANKLIN CLO II, Ltd.
By:	/s/ MADELINE LAM Madeline Lam Title: Vice President
FRANKLIN CLO III, Ltd.
By:	/s/ MADELINE LAM Madeline Lam Title: Vice President

FRANKLIN FLOATING RATE MASTER SERIES
By:	/s/ MADELINE LAM Madeline Lam Title: Vice President
FRANKLIN FLOATING RATE TRUST
By:	/s/ MADELINE LAM Madeline Lam Title: Vice President
INDOSUEZ CAPITAL FUNDING IIA, LIMITED By: Indosuez Capital as Portfolio Advisor
By:	/s/ CHARLES KOBAYASHI Name: Charles Kobayashi Title: Principal and Portfolio Manager
INDOSUEZ CAPITAL FUNDING III, LIMITED By: Indosuez Capital as Portfolio Advisor
By:	/s/ CHARLES KOBAYASHI Name: Charles Kobayashi Title: Principal and Portfolio Manager

INDOSUEZ CAPITAL FUNDING VI, LIMITED By: Indosuez Capital as Collateral Manager
By:	/s/ CHARLES KOBAYASHI Name: Charles Kobayashi Title: Principal and Portfolio Manager
Jissekikun Funding, Ltd. (#1288) By: Pacific Investment Management Company LLC, as its Investment Advisor
By:	/s/ MOHAN V. PHANSALKAR Mohan V. Phansalkar Title: Executive Vice President
Magna CDO Ltd.
By:	/s/ KAITLIN TRINH Kaitlin Trinh Title: Fund Controller
Morgan Stanley Prime Income Trust
By:	/s/ SHEILA A. FINNERTY Sheila A. Finnerty Title: Executive Director
MUIRFIELD TRADING LLC
By:	/s/ ANN E. MORRIS Ann E. Morris Title: Asst. Vice President
OLYMPIC FUNDING TRUST, SERIES 1991-1
By:	/s/ ANN E. MORRIS Ann E. Morris Title: Authorized Agent

PB Capital Corporation [INSERT NAME OF LENDER]
By:	/s/ ANDREW L. SHIPMAN Andrew L. Shipamn Title: Assistant Vice President
By:	/s/ NINA ZHOU Nina Zhou Title: Assistant Vice President
SEABOARD CLO 2000 LTD. By ORIX Capital Markets, LLC Its Collateral Manager
By:	/s/ Title: Managing Director
ROSEMONT CLO, Ltd. By: Deerfield Capital Management LLC as its Collateral Manager
By:	/s/ DALE BURROW Name: Dale Burrow Title: Senior Vice President
SEMINOLE FUNDING LLC
By:	/s/ ANN E. MORRIS Ann E. Morris Title: Asst. Vice President
SEQUILS-Cumberland I, Ltd. By Deerfield Capital Management LLC as its Collateral Manager
By:	/s/ DALE BURROW Name: Dale Burrow Title: Senior Vice President
Stellar Funding, Ltd.
By:	/s/ KAITLIN TRINH Kaitlin Trinh Title: Fund Controller

THE TRAVELERS INSURANCE COMPANY
By:	/s/ WILLIAM M. GARDNER William M. Gardner Title: Investment Officer
VAN KAMPEN CLO I, LIMITED By: Van Kampen Investment Advisory Corp. As Collateral Manager
By:	/s/ CHRISTINA JAMIESON Christina Jamieson Title: Vice President
VAN KAMPEN CLO II, LIMITED By: Van Kampen Investment Advisory Corp. As Collateral Manager
By:	/s/ CHRISTINA JAMIESON Christina Jamieson Title: Vice President
VAN KAMPEN SENIOR INCOME TRUST By: Van Kampen Investment Advisory Corp.
By:	/s/ CHRISTINA JAMIESON Christina Jamieson Title: Vice President
VAN KAMPEN SENIOR LOAN FUND By: Van Kampen Investment Advisory Corp.
By:	/s/ CHRISTINA JAMIESON Christina Jamieson Title: Vice President
WELLS FARGO BANK, NA
By:	/s/ KYLE HOLTZ Kyle Holtz Title: Assistant Vice President

EXHIBIT E

COMPLIANCE CERTIFICATE

ADVANSTAR COMMUNICATIONS INC.

        This Compliance Certificate is delivered pursuant to clause (c) of Section 7.1.1 of the Amended and Restated Credit Agreement, dated as of November 7, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Advanstar Communications Inc., a New York corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties thereto, as Lenders, Credit Suisse First Boston (as successor in interest to DLJ Capital Funding, Inc.), as Lead Arranger and Syndication Agent, Fleet National Bank, as Administrative Agent, and Barclays Bank PLC, as Documentation Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the attachments hereto have the meanings provided in the Credit Agreement.

        The Borrower hereby certifies, represents and warrants in respect of the period (the "Computation Period") of four Fiscal Quarters ending on                ,        (such latter date being the "Computation Date"):

  (a)
  As of the Computation Date, no Default had occurred and was continuing.

  (b)
  The Leverage Ratio was      :1, as computed on Attachment 1 hereto.

  (c)
  The Fixed Charge Coverage Ratio was      :      , as computed on Attachment 2 hereto. The minimum Fixed Charge Coverage Ratio permitted pursuant to Section 7.2.4 of the Credit Agreement on the Computation Date was      :1.

        Neither the chief executive office nor the jurisdiction of incorporation/formation of the Borrower or any Subsidiary Guarantor has changed, except as indicated on Item A of Attachment 3 hereto, as set forth on the relevant Item of the relevant Pledge Agreement or in a previous Compliance Certificate.

        Neither the Borrower nor any Subsidiary Guarantor has changed its legal name, used any tradename (except as listed in the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement (as applicable)) or been the subject of any merger or other corporate reorganization, except as indicated on Item B of Attachment 3 hereto, as set forth on the relevant Item of the relevant Pledge Agreement or as set forth in a previous Compliance Certificate.

        [The following material item[s] of Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable:

        The following is a list of adverse determinations or developments (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Borrower or any Subsidiary Guarantor ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same:]

        IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its officer thereunto duly authorized as of the date first above written.

ADVANSTAR COMMUNICATIONS INC.
By
Name: Title:

Attachment 1
(to      /      /      Compliance
Certificate)

1LEVERAGE RATIO
on the Computation Date

1.	Total Debt on the Computation Date		$
2.	Cash and Cash Equivalent Investments of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding on the Computation Date		$
3.	Item 1 less Item 2		$
4.
EBITDA:
(a)
		Net Income (the net income of the Borrower and its Subsidiaries for the Computation Period on a consolidated basis, excluding (i) net losses or gains realized in connection with any Disposition of any asset (other than in the ordinary course of business) and (ii) extraordinary or non-recurring items; provided, however, that the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Restricted Subsidiary in cash).	$
(b)
		the amount deducted in determining Net Income for the Computation Period representing non-cash charges or expenses, including depreciation, amortization, non-cash periodic post-retirement benefits and non-cash expenses related to employee stock options and stock incentive plans (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months).	$
	(c)	the amount deducted in determining Net Income for the Computation Period representing income taxes (whether paid or deferred).	$
	(d)	the amount deducted in determining Net Income for the Computation Period representing interest expense and Transaction Payments.	$
	(e)	Restricted Payments of the type referred to in clause (c)(i) of Section 7.2.6 of the Credit Agreement made during the Computation Period	$
	(f)	EBITDA: The sum of Items 4(a) through 4(d) less Item 4(e)	$
5.	LEVERAGE RATIO: ratio of Item 3 to Item 4(f)			:

1
If, during the Computation Period, the Borrower or any of its Restricted Subsidiaries shall have made one or more acquisitions or dispositions, the Leverage Ratio for the Computation Period shall be calculated in accordance with clause (b) of Section 1.4 of the Credit Agreement.

Attachment 2
(to      /      /      Compliance
Certificate)

2FIXED CHARGE COVERAGE RATIO
on the Computation Date

1.	EBITDA (see Item 4(f) of Attachment 1)	$
2.
	Capital Expenditures actually made during the Computation Period pursuant to clause (a) of Section 7.2.7 of the Credit Agreement (excluding (x) Capital Expenditures constituting Capitalized Lease Liabilities and (y) the principal component of any funded Debt incurred pursuant to clause (c) of Section 7.2.2 of the Credit Agreement to finance such Capital Expenditures)	$
3.
	the cash portion of Interest Expense (net of interest income and exclusive of Interest Expense in respect of Existing Senior Subordinated Notes defeased (including legal defeasance and covenant defeasance) as permitted under the Credit Agreement) for the Computation Period (provided, however, that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense (other than Interest Expense (net of interest income earned on Cash Equivalent Investments made with the proceeds of New Senior Subordinated Notes) in respect of Existing Senior Subordinated Notes for the period after any New Senior Subordinated Notes are issued, except to the extent that the aggregate principal amount of Existing Senior Subordinated Notes (prior to the issuance of such New Senior Subordinated Notes) exceeds the aggregate principal amount of New Senior Subordinated Notes so issued) shall be determined on an Annualized basis)	$
4.
	all scheduled payments of principal of the Term Loans and other funded Debt (including the principal portion of any Capital Lease Liabilities and any funded Debt of the type described in clause (y) of Item 2 above, but excluding Existing Senior Subordinated Notes defeased (including legal defeasance and covenant defeasance) as permitted under the Credit Agreement) made during the Computation Period (provided, however, that for the first three Fiscal Quarters ending after the Closing Date, such payments shall be determined on an Annualized basis)	$
5.
	all federal, state and foreign income taxes actually (without duplication) paid or payable in cash by the Borrower and its Restricted Subsidiaries and Restricted Payments made by the Borrower pursuant to clause (c)(ii) of Section 7.2.6 of the Credit Agreement during the Computation Period	$
6.	the sum of Items 2 through 5	$
7.	FIXED CHARGE COVERAGE RATIO: the ratio of Item 1 to Item 6		:

2
If, during the Computation Period, the Borrower or any of its Restricted Subsidiaries shall have made one or more acquisitions or dispositions, the Fixed Charge Coverage Ratio for the Computation Period shall be calculated in accordance with clause (b) of Section 1.4 of the Credit Agreement.

Attachment 3
(to      /      /      Compliance
Certificate)

Item A.    Change of Place of Business or Incorporation/Formation, etc.

Name of Obligor	New Address
1.
2.

Item B.    Change of Trade or Legal Names

Name of Obligor	New Trade Name or New Legal Name

EXHIBIT J

EXHIBIT K

QuickLinks

  Exhibit 10.3.3
THIRD AMENDMENT
W I T N E S S E T H
PART I DEFINITIONS
PART II AMENDMENTS TO THE EXISTING CREDIT AGREEMENT
PART III CONDITIONS TO EFFECTIVENESS
PART IV MISCELLANEOUS PROVISIONS
  EXHIBIT E
COMPLIANCE CERTIFICATE ADVANSTAR COMMUNICATIONS INC.
  Attachment 1 (to / / Compliance Certificate)
1LEVERAGE RATIO on the Computation Date
  Attachment 2 (to / / Compliance Certificate)
2FIXED CHARGE COVERAGE RATIO on the Computation Date
  Attachment 3 (to / / Compliance Certificate)
  EXHIBIT J
  EXHIBIT K